Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion or incorporation by reference of our report, dated February 3, 2026, relating to the consolidated financial statements of IRRAS Holdings, Inc. as of and for the year ended December 31, 2024, included in this Current Report on Form 8-K/A of ClearPoint Neuro, Inc. (the “Company”), in (i) the Company’s Registration Statement on Form S-8 (No. 333-183382), (ii) the Company’s Registration Statement on Form S-8 (No. 333-191908), (iii) the Company’s Registration Statement on Form S-8 (No. 333-206432), (iv) the Company’s Registration Statement on Form S-8 (No. 333-220783), (v) the Company’s Registration Statement on Form S-8 (No. 333-238907), (vi) the Company’s Registration Statement on Form S-8 No. (333-256789), (vii) the Company’s Registration Statement on Form S-8 (No. 333-265349), (viii) the Company’s Registration Statement on Form S-3 (No. 333-275476), (ix) the Company’s Registration Statement on Form S-8 (No. 333-279454), (x) the Company’s Registration Statement on Form S-8 (No. 333-290033), and (xi) the Company’s Registration Statement on Form S-3 (No. 333-292733).

/s/ Cherry Bekaert LLP

Tampa, Florida

February 5, 2026